Exhibit 10.1

SECOND AMENDMENT
TO THE
BEACH FIRST NATIONAL BANK
AMENDED AND RESTATED
SALARY CONTINUATION AGREEMENT
DATED      , 200
FOR

THIS SECOND AMENDMENT is entered into this      day of      , 200 , by and between BEACH FIRST NATIONAL BANK (the “Bank”), a federally-chartered commercial bank located in Myrtle Beach, South Carolina, and       (the “Executive”).

WHEREAS, the Bank and the Executive adopted the Amended and Restated Salary Continuation Agreement on September 16, 2005, effective as of June 1, 2002 (the “Agreement”);

WHEREAS, the Bank and the Executive amended the Agreement on December 28, 2007;

WHEREAS, Section 7.1 of the Agreement provides that the Agreement may be amended upon mutual consent of the parties thereto; and

WHEREAS, the parties now desire to amend the Agreement for the purpose of changing the amount due upon the Normal Retirement Date, Early Termination, Disability or death prior to Separation from Service;

NOW, THEREFORE, it is agreed by and between the Bank and the Executive as follows:

Section 1.1 of the Agreement shall be amended and replaced as follows:

1.1	“Account Value” means the amount shown on Schedule A, column 3. The parties expressly acknowledge that the Account Value may be different than the liability that should be accrued by the Bank, under Generally Accepted Accounting Principles (“GAAP”), for the Bank’s obligation to the Executive under this Agreement. The Account Value on any date other than the end of a Plan Year shall be determined by adding the prorated increase attributable for the current Plan Year to the Account Value for the previous Plan Year. The Account Value shall be recalculated each Plan Year based on the Executive’s actual Final Pay for that Plan Year. To calculate the Account Value for a Plan Year, the Plan Administrator will use the interest method of accounting based on twenty percent (20%) of Final Pay for the Plan Year, calculated using an annual rate of six percent (6%), compounded monthly.

Section 2.1.1 of the Agreement shall be amended and replaced as follows:

2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is twenty percent (20%) of Final Pay.

Schedule A shall be deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date indicated above.

EXECUTIVE:	BANK:

BEACH FIRST NATIONAL BANK

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